Exhibit 99.1

Investors Title Company Announces Second Quarter 2014 Results

CHAPEL HILL, N.C.--(BUSINESS WIRE)--August 4, 2014--Investors Title Company announced its results for the second quarter ended June 30, 2014. Net income attributable to the Company decreased 15.8% to $3,373,598, or $1.65 per diluted share, compared with $4,005,675, or $1.92 per diluted share, for the prior year quarter.

Revenues decreased 1.4% to $33,221,553 versus the prior year quarter, primarily due to a 1.9% decrease in net premiums written. The premium decrease reflects substantially lower levels of refinance activity resulting from higher mortgage interest rates, partially offset by an increase in the level of purchase activity and growth in underlying real estate values upon which premiums are based.

Operating expenses increased 2.6% to $28,542,509 versus the prior year quarter, primarily due to an increase in agent commissions resulting from increased activity in markets which are predominantly agent-based. The increase in agent commissions was partially offset by a reduction in the provision for claims related to favorable experience in recent policy years. All other operating expenses were up slightly in total, primarily due to increases in payroll, equipment, and depreciation related to hardware upgrade projects.

For the six months ended June 30, 2014, net income attributable to the Company decreased 40.9% to $4,360,036, or $2.14 per diluted share, compared with $7,382,405, or $3.54 per diluted share, for the prior year period. Revenues increased 1.9% to $61,675,627 versus the prior year period, primarily due to increases in premium volumes and realized gains on investments. Operating expenses increased 11.5% to $55,640,068 versus the prior year period, driven mostly by an increase in agent commissions and an increase in the provision for claims when compared to unusually high favorable development in the prior year period. Other factors affecting operating results for the first half of the year were driven predominantly by the same factors that affected the second quarter.

Chairman J. Allen Fine added, “As expected, the drop in refinance activity which began late last year led to a reduction in premium volumes for the second quarter. We are, however, pleased to see sustained increases in the level of home prices, coupled with continued strength in home purchase activity. We will continue to monitor and respond to changes in the market, while we remain focused on enhancing our competitive strengths and profitably expanding our market presence over the long term.”

Investors Title Company is engaged through its subsidiaries in the business of issuing and underwriting title insurance policies. The Company also provides investment management services to individuals, companies, banks and trusts, as well as services in connection with tax-deferred exchanges of like-kind property.

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, among others, any statements regarding expansion of the Company’s market presence, enhancing competitive strengths or regarding our actuarial assumptions and the application of recent historical claims experience to future periods. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results. Such risks and uncertainties include, without limitation: the cyclical demand for title insurance due to changes in the residential and commercial real estate markets; the occurrence of fraud, defalcation or misconduct; variances between actual claims experience and underwriting and reserving assumptions, including the limited predictive power of historical claims experience; declines in the performance of the Company’s investments; government regulation; and other considerations set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission, and in subsequent filings.

Investors Title Company and Subsidiaries
Consolidated Statements of Income
For the Three and Six Months Ended June 30, 2014 and 2013
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues:
Net premiums written	$29,849,853	$30,429,761	$54,759,105	$54,355,758
Investment income - interest and dividends	1,039,435	925,047	2,065,851	1,845,532
Net realized gain on investments	92,082	55,272	584,219	71,616
Other	2,240,183	2,283,320	4,266,452	4,268,767
Total Revenues	33,221,553	33,693,400	61,675,627	60,541,673

Operating Expenses:
Commissions to agents	18,346,381	17,608,789	33,802,659	31,098,220
Provision for claims	294,281	996,870	2,669,664	607,812
Salaries, employee benefits and payroll taxes	6,454,930	6,249,723	12,640,691	12,400,473
Office occupancy and operations	1,246,644	1,026,108	2,426,971	2,100,341
Business development	511,763	452,353	1,029,657	881,086
Filing fees, franchise and local taxes	225,343	188,950	414,943	369,520
Premium and retaliatory taxes	546,091	530,524	840,565	971,047
Professional and contract labor fees	666,909	535,207	1,354,967	1,110,544
Other	250,167	234,826	459,951	381,162
Total Operating Expenses	28,542,509	27,823,350	55,640,068	49,920,205

Income Before Income Taxes	4,679,044	5,870,050	6,035,559	10,621,468

Provision For Income Taxes	1,281,000	1,846,000	1,652,000	3,211,000

Net Income	3,398,044	4,024,050	4,383,559	7,410,468

Net Income Attributable to Redeemable Noncontrolling Interest	(24,446)	(18,375)	(23,523)	(28,063)

Net Income Attributable to the Company	$3,373,598	$4,005,675	$4,360,036	$7,382,405

Basic Earnings Per Common Share	$1.66	$1.94	$2.14	$3.59

Weighted Average Shares Outstanding - Basic	2,034,931	2,063,797	2,036,047	2,054,300

Diluted Earnings Per Common Share	$1.65	$1.92	$2.14	$3.54

Weighted Average Shares Outstanding - Diluted	2,039,202	2,089,674	2,041,268	2,087,229

Investors Title Company and Subsidiaries
Consolidated Balance Sheets
As of June 30, 2014 and December 31, 2013
(Unaudited)

	June 30, 2014	December 31, 2013
Assets:
Investments in securities:
Fixed maturities, available-for-sale, at fair value	$90,978,622	$91,445,413
Equity securities, available-for-sale, at fair value	38,193,808	36,144,065
Short-term investments	9,695,708	7,926,373
Other investments	7,949,171	7,247,831
Total investments	146,817,309	142,763,682

Cash and cash equivalents	19,501,886	23,626,761
Premiums and fees receivable, net	8,630,916	8,750,224
Accrued interest and dividends	981,541	1,006,698
Prepaid expenses and other assets	8,459,543	7,466,141
Property, net	4,981,955	4,325,538
Current income taxes receivable	1,879,224	366,772

Total Assets	$191,252,374	$188,305,816

Liabilities and Stockholders' Equity
Liabilities:
Reserves for claims	$35,628,000	$35,360,000
Accounts payable and accrued liabilities	17,225,696	20,324,190
Deferred income taxes, net	5,496,643	4,013,983
Total liabilities	58,350,339	59,698,173

Redeemable Noncontrolling Interest	-	545,489

Stockholders' Equity:
Common stock - no par value (shares authorized 10,000,000;
2,029,819 and 2,037,135 shares issued and outstanding as of June 30, 2014 and
December 31, 2013, respectively, excluding 291,676 shares for 2014 and 2013
of common stock held by the Company's subsidiary)	1	1
Retained earnings	120,148,704	116,714,749
Accumulated other comprehensive income	12,753,330	11,347,404
Total stockholders' equity	132,902,035	128,062,154

Total Liabilities and Stockholders' Equity	$191,252,374	$188,305,816

Investors Title Company and Subsidiaries
Net Premiums Written By Branch and Agency
For the Three and Six Months Ended June 30, 2014 and 2013
(Unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2014	%	2013	%	2014	%	2013	%
Branch	$6,275,362	21.0	$7,332,764	24.1	$11,107,041	20.3	$13,116,393	24.1

Agency	23,574,491	79.0	23,096,997	75.9	43,652,064	79.7	41,239,365	75.9

Total	$29,849,853	100.0	$30,429,761	100.0	$54,759,105	100.0	$54,355,758	100.0

CONTACT:
Investors Title Company
Elizabeth B. Lewter, 919-968-2200